AGREEMENT PURSUANT TO RULE 17g-1(f)

This AGREEMENT dated this 2nd day of September, 2010 among Integrity Fund of Funds, Inc.; Nebraska Municipal Fund, Kansas Insured Intermediate Fund, Kansas Municipal Fund, Oklahoma Municipal Fund, New Hampshire Municipal Fund, and Maine Municipal Fund Series of Integrity Managed Portfolios; Williston Basin/Mid-North America Stock Fund, Integrity High Income Fund, and Integrity Growth & Income Fund Series of The Integrity Funds; Viking Tax-Free Fund for Montana, Viking Tax-Free Fund for North Dakota, Viking Large-Cap Value Fund, and Viking Small-Cap Value Fund Series of Viking Mutual Funds (sometimes hereinafter referred to as the "Funds"); Corridor Investors, LLC; Viking Fund Management, LLC; Integrity Funds Distributor, LLC; Integrity Fund Services, LLC; and Corridor Investors, LLC 401(k) Plan (hereinafter collectively with the Funds referred to as the "Insured Parties").

WHEREAS, each of the Funds is either a management investment company or a series thereof registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, pursuant to Rule 17g-1 (the "Rule") under the 1940 Act each registered management investment company or a series thereof is required to provide and maintain a bond against larceny and embezzlement by certain officers and employees; and

WHEREAS, such bond may be in the form of a joint insured bond; and

WHEREAS, Viking Fund Management, LLC acts as investment manager of the Funds;

WHEREAS, Integrity Funds Distributor, LLC acts as principal underwriter of the Funds;

WHEREAS, Integrity Fund Services, LLC acts as the administrator of the Funds;

WHEREAS, the Insured Parties have heretofore obtained investment company fidelity bond underwritten by Great American Insurance Company in the form of a joint insured bond;

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the Insured Parties agree as follows:

1.

In the event that recovery is received under the aforementioned bond as a result of a loss sustained by any two or more of the Insured Parties hereto, each of such Insured Parties shall receive an equitable and proportionate share of the recovery but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required under paragraph (d)(1) of the Rule.

2.	The obligations of the Funds under this Agreement are not binding upon any of the Directors or Trustees or Fund shareholders individually, but bind only the Funds.

3.	The parties of this Agreement consent to having any other registered investment company managed by Viking Fund Management, LLC become a party to this agreement.

IN WITNESS WHEREOF, the Insured Parties hereto have caused this AGREEMENT to be executed by their respective presidents thereunto duly authorized as of the day and year first above written.

INTEGRITY FUND OF FUNDS, INC. By /s/Shannon D. Radke Shannon D. Radke President	MAINE MUNICIPAL FUND Series of Integrity Managed Portfolios By /s/Shannon D. Radke Shannon D. Radke President

KANSAS MUNICIPAL FUND Series of Integrity Managed Portfolios By /s/Shannon D. Radke Shannon D. Radke President	KANSAS INSURED INTERMEDIATE FUND Series of Integrity Managed Portfolios By /s/Shannon D. Radke Shannon D. Radke President

NEBRASKA MUNICIPAL FUND Series of Integrity Managed Portfolios By /s/Shannon D. Radke Shannon D. Radke President	OKLAHOMA MUNICIPAL FUND Series of Integrity Managed Portfolios By /s/Shannon D. Radke Shannon D. Radke President

NEW HAMPSHIRE MUNICIPAL FUND Series of Integrity Managed Portfolios By /s/Shannon D. Radke Shannon D. Radke President	WILLISTON BASIN/MID-NORTH AMERICA STOCK FUND Series of The Integrity Funds By /s/Shannon D. Radke Shannon D. Radke President

INTEGRITY HIGH INCOME FUND Series of The Integrity Funds By /s/Shannon D. Radke Shannon D. Radke President	INTEGRITY GROWTH & INCOME FUND Series of The Integrity Funds By /s/Shannon D. Radke Shannon D. Radke President

VIKING TAX-FREE FUND FOR MONTANA Series of Viking Mutual Funds By /s/Shannon D. Radke Shannon D. Radke President	VIKING TAX-FREE FUND FOR NORTH DAKOTA Series of Viking Mutual Funds By /s/Shannon D. Radke Shannon D. Radke President

VIKING LARGE-CAP VALUE FUND Series of Viking Mutual Funds By /s/Shannon D. Radke Shannon D. Radke President	VIKING SMALL-CAP VALUE FUND Series of Viking Mutual Funds By /s/Shannon D. Radke Shannon D. Radke President

CORRIDOR INVESTORS, LLC By /s/Shannon D. Radke Shannon D. Radke President	VIKING FUND MANAGEMENT, LLC By /s/Shannon D. Radke Shannon D. Radke President

INTEGRITY FUNDS DISTRIBUTOR, LLC By /s/Shannon D. Radke Shannon D. Radke President	INTEGRITY FUND SERVICES, LLC By /s/Shannon D. Radke Shannon D. Radke President

CORRIDOR INVESTORS, LLC 401(K) PLAN By /s/Shannon D. Radke Shannon D. Radke President

JOINT RESOLUTION OF MAJORITIES OF THE BOARDS OF DIRECTORS OF INTEGRITY FUND OF FUNDS, INC., AND OF THE TRUSTEES OF INTEGRITY MANAGED PORTFOLIOS, AND OF THE TRUSTEES OF THE INTEGRITY FUNDS, AND OF THE TRUSTEES OF VIKING MUTUAL FUNDS WHO ARE NOT "INTERESTED PERSONS" CONCERNING THE BOND REQUIRED PURSUANT TO RULE 17g-1 UNDER THE INVESTMENT COMPANY ACT OF 1940

WHEREAS, pursuant to Rule 17g-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"), Integrity Fund of Funds, Inc.; and Nebraska Municipal Fund, Kansas Insured Intermediate Fund, Kansas Municipal Fund, Oklahoma Municipal Fund, New Hampshire Municipal Fund, and Maine Municipal Fund Series of Integrity Managed Portfolios; and Williston Basin/Mid-North America Stock Fund, Integrity High Income Fund, and Integrity Growth & Income Fund Series of The Integrity Funds; and Viking Tax-Free Fund for Montana, Viking Tax-Free Fund for North Dakota, Viking Large-Cap Value Fund, and Viking Small-Cap Value Fund Series of Viking Mutual Funds (jointly referred to hereinafter as the "Funds") are required to provide and maintain bonds against larceny and embezzlement covering each officer and employee of the Funds having access to the Funds' securities or funds either directly or through authority to draw upon such funds or to direct generally the disposition of such securities; and

WHEREAS, paragraph (b) of the Rule provides that the bond may be in the form of a joint insured bond; and

WHEREAS, paragraph (d) of the Rule requires that the bond be in such reasonable form and amount as a majority of the Funds' boards of directors who are not "interested persons" of the Funds as defined by Section 2(a)(19) of the 1940 Act shall approve as often as their fiduciary duties require, but not less than once every twelve months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Funds' portfolios; and

WHEREAS, paragraph (d)(2) of the Rule provides that a joint insured bond shall be in an amount at least equal to the sum of the total amount of coverage which each of the Funds would have been required to provide and maintain individually pursuant to the schedule provided under paragraph (d)(1) of the Rule had each of the Funds not been named under a joint insured bond; and

WHEREAS, paragraphs (g)(1)(ii) and (iii) of the Rule require that the Funds file with the Securities and Exchange Commission within ten days after receipt of an executed joint insured bond or any amendment thereof (a) a copy of the bond, (b) a copy of the resolution of a majority of the board of directors who are not "interested persons" of the Funds approving the amount, type, form, and coverage of the bond and the portion of the premium to be paid by each of the Funds, (c) a statement showing the amount of the single insured bond which each of the Funds would have provided and maintained had they not been named as insureds under a joint insured bond, (d) a statement as to the period for which premiums have been paid, and (e) a copy of each agreement between the Funds and all of the other named insureds, and any amendment thereto entered into pursuant to paragraph (f) of the Rule; and

WHEREAS, paragraph (h) of the Rule requires that each of the Funds designate an officer to make the filings and give the notices required by paragraph (g) of the Rule; and

WHEREAS, the Funds obtained a rider to their investment company fidelity bond in the form of a joint insured bond underwritten by Great American Insurance Company making the aggregate amount of the bond $1,875,000 in compliance with the Rule; and

WHEREAS, the premium, premium tax, and additional reserve premium paid for the rider amount to $4,008.00; and

WHEREAS, a majority of the boards of directors or trustees who are not "interested persons" of each of the Funds have determined the portion of the $4,008.00 premium to be paid by each of the Funds;

NOW, THEREFORE, BE IT RESOLVED by a majority of the boards of directors and of the trustees of the Funds who are not "interested persons" of the Funds that the amount, type, form, and coverage of the bond and the ratable allocation of the $4,008.00 for the premium and the premium tax among the Funds be approved, with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of the Funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the Funds' portfolios; and

BE IT FURTHER RESOLVED that upon due consideration of all relevant factors, including the other parties named as insureds; the nature of the business activities of such other parties; the amount of the fidelity bond; the amount of the premium for such bond; and the extent to which the share of the premium is to be allocated to the Funds, that the Funds should pay their share of the total annual premium of the bond; and

BE IT FURTHER RESOLVED that the officers of the Funds be, and each of them hereby is, authorized to take such actions as are necessary to make the filings and give the notices required by paragraph (g) of the Rule on behalf of the Funds.

Dated this 2nd day of September, 2010

A MAJORITY OF THE BOARD OF DIRECTORS OF INTEGRITY FUND OF FUNDS, INC., WHO ARE NOT "INTERESTED PERSONS" By /s/Shannon D. Radke Shannon D. Radke President Integrity Fund of Funds, Inc.

A MAJORITY OF THE TRUSTEES OF KANSAS MUNICIPAL FUND SERIES OF INTEGRITY MANAGED PORTFOLIOS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Kansas Municipal Fund
Series of Integrity Managed Portfolios

A MAJORITY OF THE TRUSTEES OF KANSAS INSURED INTERMEDIATE FUND SERIES OF INTEGRITY MANAGED PORTFOLIOS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Kansas Insured Intermediate Fund
Series of Integrity Managed Portfolios

A MAJORITY OF THE TRUSTEES OF NEBRASKA MUNICIPAL FUND SERIES OF INTEGRITY MANAGED PORTFOLIOS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Nebraska Municipal Fund
Series of Integrity Managed Portfolios

A MAJORITY OF THE TRUSTEES OF OKLAHOMA MUNICIPAL FUND SERIES OF INTEGRITY MANAGED PORTFOLIOS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Oklahoma Municipal Fund
Series of Integrity Managed Portfolios

A MAJORITY OF THE TRUSTEES OF MAINE MUNICIPAL FUND SERIES OF INTEGRITY MANAGED PORTFOLIOS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Maine Municipal Fund
Series of Integrity Managed Portfolios

A MAJORITY OF THE TRUSTEES OF NEW HAMPSHIRE MUNICIPAL FUND SERIES OF INTEGRITY MANAGED PORTFOLIOS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
New Hampshire Municipal Fund
Series of Integrity Managed Portfolios

A MAJORITY OF THE TRUSTEES OF INTEGRITY HIGH INCOME FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Integrity High Income Fund
Series of The Integrity Funds

A MAJORITY OF THE TRUSTEES OF WILLISTON BASIN/MID-NORTH AMERICA STOCK FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Williston Basin/Mid-North America Stock Fund
Series of The Integrity Funds

A MAJORITY OF THE TRUSTEES OF INTEGRITY GROWTH & INCOME FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Integrity Growth & Income Fund
Series of The Integrity Funds

A MAJORITY OF THE TRUSTEES OF VIKING TAX-FREE FUND FOR MONTANA SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Viking Tax-Free Fund for Montana
Series of Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OF VIKING TAX-FREE FUND FOR NORTH DAKOTA SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Viking Tax-Free Fund for North Dakota
Series of Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OF VIKING LARGE-CAP VALUE FUND SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Viking Large-Cap Value Fund
Series of Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OF VIKING SMALL-CAP VALUE FUND SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT "INTERESTED PERSONS"

By /s/Shannon D. Radke
Shannon D. Radke
President
Viking Small-Cap Value Fund
Series of Viking Mutual Funds